Accel Entertainment Announces Q3 2023 Operating Results

Chicago, IL – November 7, 2023 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the third quarter ended September 30, 2023.

Highlights:
•Ended Q3 2023 with 3,687 locations; an increase of 5% compared to Q3 2022
•Ended Q3 2023 with 24,016 gaming terminals; an increase of 7% compared to Q3 2022
•Revenue of $287.5 million for Q3 2023, an increase of 8% compared to Q3 2022
•Net income of $10.5 million for Q3 2023; a decrease of 53% compared to Q3 2022 primarily attributable to the $1.6 million loss on the change in fair value of the contingent earnout shares in Q3 2023 compared to the $10.4 million gain in Q3 2022
•Adjusted EBITDA of $44.1 million for Q3 2023; an increase of 7% compared to Q3 2022
◦Illinois same stores sales growth was 1% in Q3 2023
•Q3 2023 ended with $282 million of net debt; a decrease of 9% compared to Q3 2022
•Repurchased approximately $3 million of Accel Class A-1 common stock in Q3 2023

Accel CEO Andy Rubenstein commented, “We are pleased to deliver another strong quarter. Our consistent growth in the face of uncertain economic times is a testament to the resilience of our business model. We continue to evaluate opportunities to further expand our reach outside of Illinois and solidify our position as a national leader in distributed gaming. We believe that our strong balance sheet and locally focused business model offer one of the best returns in gaming.”

Condensed Consolidated Statements of Operations and Other Data
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Total net revenues	$287,497	$266,967	$873,352	$691,727
Operating income	25,120	23,239	81,956	71,761
Income before income tax expense	15,080	27,358	46,347	77,227
Net income	10,450	22,444	29,615	60,696
Other Financial Data:
Adjusted EBITDA(1)	44,138	41,125	136,869	119,083
Adjusted net income (2)	19,067	18,932	60,566	59,053

(1)
Adjusted EBITDA is defined as net income plus amortization of intangible assets and route and customer acquisition costs; stock-based compensation expense; loss (gain) on change in fair value of contingent earnout shares; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense, net; emerging markets; and income tax expense. For additional information on Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted net income.”

(2)
Adjusted net income is defined as net income plus amortization of intangible assets and route and customer acquisition costs; stock-based compensation expense; loss (gain) on change in fair value of contingent earnout shares; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net income and a reconciliation of net income to Adjusted net income, see "Non-GAAP Financial Measures—Adjusted net income and Adjusted EBITDA.”

Net Revenues
(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues by state:
Illinois	$212,113	$200,914	$647,903	$601,735
Montana	39,362	33,456	115,088	44,282
Nevada	28,003	28,439	87,833	37,359
Other	8,019	4,158	22,528	8,351
Total net revenues	$287,497	$266,967	$873,352	$691,727

Key Business Metrics

Locations (1)	As of September 30,
	2023	2022
Illinois	2,724	2,596
Montana	611	586
Nevada	352	335
Total locations	3,687	3,517

Gaming terminals (1)	As of September 30,
	2023	2022
Illinois	15,020	14,033
Montana	6,252	5,782
Nevada	2,744	2,614
Total gaming terminals	24,016	22,429

(1)	Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

Condensed Consolidated Statements of Cash Flows Data
	Nine Months Ended September 30,
(in thousands)	2023	2022
Net cash provided by operating activities	$92,007	$78,250
Net cash used in investing activities	(35,404)	(168,871)
Net cash (used in) provided by financing activities	(50,328)	103,898

Non-GAAP Financial Measures
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income	$10,450	$22,444	$29,615	$60,696
Adjustments:
Amortization of intangible assets and route and customer acquisition costs (1)	5,299	5,156	15,825	12,278
Stock-based compensation (2)	2,718	1,070	6,973	4,956
Loss (gain) on change in fair value of contingent earnout shares (3)	1,625	(10,358)	11,063	(19,497)
Other expenses, net (4)	1,682	3,106	5,006	7,894
Tax effect of adjustments (5)	(2,707)	(2,486)	(7,916)	(7,274)
Adjusted net income	19,067	18,932	60,566	59,053
Depreciation and amortization of property and equipment	9,405	8,136	27,914	20,575
Interest expense, net	8,415	6,239	24,546	14,031
Emerging markets (6)	(86)	418	(805)	1,619
Income tax expense	7,337	7,400	24,648	23,805
Adjusted EBITDA	$44,138	$41,125	$136,869	$119,083
(1)Amortization of intangible assets and route and customer acquisition costs consist of upfront cash payments and future cash payments to third-party sales agents to acquire the location partners that are not connected with a business acquisition, as well as the amortization of other intangible assets. We amortize the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as we do not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 15 years. “Amortization of intangible assets and route and customer acquisition costs” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired, as well as the amortization of other intangible assets.
(2)Stock-based compensation consists of options, restricted stock units, and performance-based restricted stock units.
(3)Loss (gain) on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
(4)Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring lobbying and legal expenses related to distributed gaming expansion in current or prospective markets, and (iii) other non-recurring expenses.
(5)Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(6)Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when we have installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date we first install or acquire gaming terminals in the jurisdiction, whichever occurs first. We currently view Iowa and Pennsylvania as emerging markets. Prior to April 2023, Nebraska was considered an emerging market. Prior to July 2022, Georgia was considered an emerging market.

Reconciliation of Debt to Net Debt
	As of September 30,
(in thousands)	2023	2022
Debt, net of current maturities	$484,004	$497,976
Plus: Current maturities of debt	28,479	23,463
Less: Cash and cash equivalents	(230,388)	(212,063)
Net debt	$282,095	$309,376
Conference Call
Accel will host an investor conference call on November 7, 2023 at 4:30 p.m. Central Time (5:30 p.m. Eastern Time) to discuss these operating and financial results. Interested parties may join the live webcast by registering at https://www.netroadshow.com/events/login?show=b504ca72&confId=56166. Registering in advance of the call will provide listeners with a personalized link to view the webcast and an individual dial-in for the call. This registration link to the live webcast will also be available on Accel’s investor relations website, as well as a replay of the webcast following completion of the call: ir.accelentertainment.com.
About Accel
Accel believes it is the leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the markets Accel serves. Accel’s business consists of the installation, maintenance and operation of gaming terminals, redemption devices that disburse winnings and contain automated teller machine (“ATM”) functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.
Media Contact:
Eric Bonach
H/Advisors Abernathy
212-371-5999
eric.bonach@h-advisors.global
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA and capital expenditures. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to: Accel's ability to successfully integrate its business with the business of Century and realize the full benefits of the Century acquisition; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to manage its growth effectively; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; unfavorable macroeconomic conditions or decreased discretionary spending due to other factors such as increased interest rates, increased inflation, actual or perceived instability in the U.S. and global banking systems, high fuel rates, recessions, epidemics or other public health issues, terrorist activity or threat thereof, civil unrest or other macroeconomic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”).
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.
Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income, and Net Debt. Adjusted EBITDA, Adjusted net income, and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income, and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.

Adjusted EBITDA, Adjusted net income, and Net Debt
Although Accel excludes amortization of intangible assets and route and customer acquisition costs from Adjusted EBITDA and Adjusted net income, Accel believes that it is important for investors to understand that these route, customer and other intangible assets contribute to revenue generation. Any future acquisitions may result in amortization of intangible assets and route and customer acquisition costs.
Adjusted EBITDA, Adjusted net income, and Net Debt are not recognized terms under GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Net gaming	$274,123	$255,606	$831,054	$662,491
Amusement	5,411	4,860	17,839	14,543
Manufacturing	3,334	2,489	9,886	3,408
ATM fees and other	4,629	4,012	14,573	11,285
Total net revenues	287,497	266,967	873,352	691,727
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	198,743	185,878	604,603	473,164
Cost of manufacturing goods sold (exclusive of depreciation and amortization expense shown below)	2,065	1,656	5,627	2,421
General and administrative	45,183	39,796	132,421	103,634
Depreciation and amortization of property and equipment	9,405	8,136	27,914	20,575
Amortization of intangible assets and route and customer acquisition costs	5,299	5,156	15,825	12,278
Other expenses, net	1,682	3,106	5,006	7,894
Total operating expenses	262,377	243,728	791,396	619,966
Operating income	25,120	23,239	81,956	71,761
Interest expense, net	8,415	6,239	24,546	14,031
Loss (gain) on change in fair value of contingent earnout shares	1,625	(10,358)	11,063	(19,497)
Income before income tax expense	15,080	27,358	46,347	77,227
Income tax expense	4,630	4,914	16,732	16,531
Net income	$10,450	$22,444	$29,615	$60,696
Earnings per common share:
Basic	$0.12	$0.25	$0.34	$0.66
Diluted	0.12	0.25	0.34	0.66
Weighted average number of shares outstanding:
Basic	85,865	89,992	86,305	91,299
Diluted	87,114	90,528	87,022	91,945

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)	September 30,	December 31
	2023	2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$230,388	$224,113
Accounts receivable, net	13,362	11,166
Prepaid expenses	8,027	7,407
Inventories	6,780	6,941
Interest rate caplets	9,927	8,555
Investment in convertible notes	—	32,065
Other current assets	14,166	8,965
Total current assets	282,650	299,212
Property and equipment, net	245,714	211,844
Noncurrent assets:
Route and customer acquisition costs, net	19,127	18,342
Location contracts acquired, net	177,681	189,343
Goodwill	101,554	100,707
Other intangible assets, net	21,152	22,979
Interest rate caplets, net of current	9,241	11,364
Other assets	14,289	8,978
Total noncurrent assets	343,044	351,713
Total assets	$871,408	$862,769
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of debt	$28,479	$23,466
Current portion of route and customer acquisition costs payable	1,481	1,487
Accrued location gaming expense	7,858	7,791
Accrued state gaming expense	16,965	16,605
Accounts payable and other accrued expenses	23,067	22,302
Accrued compensation and related expenses	9,192	10,607
Current portion of consideration payable	5,175	7,647
Total current liabilities	92,217	89,905
Long-term liabilities:
Debt, net of current maturities	484,004	518,566
Route and customer acquisition costs payable, less current portion	4,893	5,137
Consideration payable, less current portion	5,319	6,872
Contingent earnout share liability	34,351	23,288
Other long-term liabilities	5,786	3,390
Deferred income tax liability, net	46,064	37,021
Total long-term liabilities	580,417	594,274
Stockholders’ equity:
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 94,872,069 shares issued and 85,389,889 shares outstanding at September 30, 2023; 94,504,051 shares issued and 86,674,390 shares outstanding at December 31, 2022	9	9
Additional paid-in capital	200,545	194,157
Treasury stock, at cost	(97,509)	(81,697)
Accumulated other comprehensive income	12,233	12,240
Accumulated earnings	83,496	53,881
Total stockholders' equity	198,774	178,590
Total liabilities and stockholders' equity	$871,408	$862,769